Exhibit 10.2

AMENDMENT No. 5

To

AMENDED AND RESTATED

SAVVIS, INC.

2003 INCENTIVE COMPENSATION PLAN

The Amended and Restated SAVVIS, Inc. 2003 Incentive Compensation Plan (the “Plan”) is hereby amended as set forth below, effective as of the date of adoption (the “Adoption Date”) of this amendment (the “Amendment”) by the Board of Directors of SAVVIS, Inc. (the “Corporation”), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

1. A new Section is hereby added to the Plan to read as follows:

“Section 19.20. — Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 3.3 hereof, the Company, by action of the Committee, may effect an Option exchange program on the terms set forth herein (the “Exchange Program”), to be commenced through an exchange offer prior to December 31, 2009, provided that in no event may more than one offer to exchange be made for any outstanding Option. Under any Exchange Program, Eligible Employees will be offered the opportunity to exchange Eligible Options (the “Surrendered Awards”) for new Options (the “New Options”), as follows: (1) the New Options shall have a value equal to the value of the Surrendered Awards (determined using a generally recognized valuation methodology) as of the date immediately prior to the commencement of any exchange offer for the Surrendered Awards; and (2) the New Options will vest as follows: (i) New Options issued in exchange for vested Surrendered Awards shall vest on a date that is six months from the conclusion of the exchange offer, and (ii) New Options issued in exchange for unvested Surrendered Awards shall vest over a three (3) year period with one-third ( 1/3) of the New Options vesting one year from the conclusion of any exchange offer and one-third ( 1/3) of such New Options vesting on each yearly anniversary thereof. Shares subject to Surrendered Awards will be available for granting of Awards under the Plan. “Eligible Employees” means employees of the Company or any Affiliate. “Eligible Options” means any Option that (i) has an exercise price in excess of the 52 week high closing price of the Stock on the commencement of the Exchange Program and (ii) was not granted within the 12 month period prior to the commencement of the Exchange Program. Subject to the foregoing, the Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Exchange Program.”

2. The Plan shall be unchanged in all other respects.

3. This Amendment is adopted subject to stockholder approval.

* * *

The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on February 10, 2009, subject to approval of the Amendment by stockholders of the Corporation.